AGREEMENT

          THIS AGREEMENT is made as of the 3rd day of June, 1996, by and among WORLDWIDE APPLIED TELECOM TECHNOLOGY, INC., a Delaware corporation ("WWATT") and Ronald L. Weindruch and Jerome
     Rhattigan (collectively, the "NATCRI Shareholders").

                          BACKGROUND

          The NATCRI Shareholders own all the outstanding capital stock North American Telecom Cable Representatives, Inc., a Florida corporation ("NATCRI"). WWATT wishes to acquire NATCRI, and the NATCRI Shareholders wish to own common stock in WWATT and to continue to conduct NATCRI's business as a subsidiary of WWATT.

          Accordingly, in consideration of the mutual agreements set forth herein, the parties agree as follows:

                          ARTICLE 1

                   STOCK FOR STOCK EXCHANGE

          1.1 Exchange of NATCRI Shares for WWATT Shares. Subject to the terms and conditions of this Agreement, WWATT agrees to issue to the NATCRI Shareholders a total of 490,000 shares of WWATT's common stock (the "WWATT Common Stock"), in exchange for all the outstanding shares of capital stock of NATCRI (the "NATCRI Stock"). Each NATCRI Shareholder shall transfer to WWATT at the Closing (as hereinafter defined) the number of shares of NATCRI Stock shown opposite such person's name on Exhibit 1.1 and shall receive in exchange therefor the number of shares of WWATT Common Stock shown opposite such person's name on Exhibit 1.1.

          The parties hereto, including the NATCRI Shareholders, NATCRI and WWATT, intend for this exchange of stock to be treated as a tax free reorganization as defined within the U.S. Internal Revenue Code Section 368.

          1.2 Closing. The exchange of WWATT Common Stock for NATCRI Stock shall take place at a closing (the "Closing") at such place as shall be mutually agreed to by the parties at 10:00 a.m. on June 3, 1996, or as soon as practicable thereafter upon the satisfaction or waiver of the conditions to Closing set forth in
     Article 5. The date on which the Closing takes place is referred to as the "Closing Date." At the Closing, each NATCRI Shareholder shall deliver to WWATT stock certificates representing the NATCRI Stock owned by such NATCRI Shareholder, duly endorsed for transfer or with duly executed stock powers attached, together with such other documents as WWATT may reasonably request prior to the Closing. At the Closing, WWATT shall deliver to each NATCRI Shareholder a stock certificate representing the WWATT Common Stock issued to such NATCRI Shareholder in exchange for his or her NATCRI Stock, together with such other documents as each NATCRI Shareholder may reasonably request prior to the Closing. The parties agree to execute such additional documents after the Closing as may be necessary or desirable to carry out the terms of this Agreement.

                          ARTICLE 2

     REPRESENTATIONS AND WARRANTIES OF NATCRI SHAREHOLDERS

          The NATCRI Shareholders, jointly (except where otherwise expressly indicated to the contrary) and severally, represent and warrant as follows:

          2.1 Organization. To the best of their knowledge, NATCRI is duly incorporated, validly existing and in good standing under the laws of the State of its incorporation, is qualified to do business as a foreign corporation in each other jurisdiction in which the failure to be so qualified would have a material adverse effect on the transactions contemplated by this Agreement or on the business, financial condition or results of operation of NATCRI, and has full corporate power and authority to conduct its business as presently conducted and to enter into and perform this Agreement.

          2.2 Authorization. Each NATCRI Shareholder represents and warrants that he or she has full power, capacity and authority to execute, deliver and perform this Agreement subject to the security interest held, and rights of approval or consent which may be asserted, by Resource Bank. This Agreement has been duly executed and delivered by such NATCRI Shareholder and (assuming the due execution and delivery by the other parties hereto) constitutes the legal, valid and binding agreement of such NATCRI Shareholder enforceable against such person in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights and remedies generally and by general principles of equity. The NATCRI Shareholders shall, at the Closing, provide a fully executed resolution of the NATCRI Board of Directors indicated that there are no existing conditions that preclude the transaction as defined in Section 1.1 and authorizing such exchange as documented by a Plan of Reorganization that references those actions to accomplish the tax free result intended by the parties in this transaction which will be incorporated within this NATCRI Board of Directors resolution.

          2.3 No Consents, Conflicts. Each NATCRI Shareholder represents and warrants that (a) no consent, approval or other action by any governmental authority or third party is required in connection with the execution, delivery and performance of this Agreement by such NATCRI Shareholder; and (b) neither the execution, delivery or performance of this Agreement by such NATCRI Shareholder will (i) violate, conflict with or result in a breach of any provision of or constitute a default or an event which with notice or lapse of time or both, would constitute a default under NATCRI's articles of incorporation or bylaws or any agreement or obligation to which NATCRI or such NATCRI Shareholder is a party or by which either of such persons may be bound or affected where such violation, conflict, breach or default would have a material adverse effect on the transactions contemplated by this Agreement, or (ii)violate any order, writ, injunction, decree, statute, rule or regulation applicable to NATCRI or such NATCRI Shareholder where such violation would have a material adverse effect on the transactions contemplated by this Agreement.

          2.4 Financial Statements. The NATCRI Shareholders have previously delivered to WWATT the balance sheets and related statements of income, shareholders' equity and cash flows as of and for the calendar year period ended December 31, 1995 (the "Financial Statements"). The Financial Statements have been prepared in accordance with NATCRI's books and records, present fairly in all material respects the financial position, results of operations, shareholders' equity and cash flows for the year then ended. There has been no material adverse change in the business, financial condition, results of operations or prospects of NATCRI since December 31, 1995. Except as disclosed in the Financial Statements, NATCRI does not have any liabilities, commitments or obligations (whether accrued, absolute, contingent or otherwise), other than obligations incurred since the date of the Financial Statements in the ordinary course of business and consistent with past practice and none of which has or will have a material adverse effect, on the business, financial condition, results of operations or prospects of Maxwell.

          2.5 Compliance, No Litigation. To the best of their knowledge, NATCRI is in material compliance with all applicable federal, state, local and foreign laws, ordinances, orders, rules and regulations and with all agreements, commitments or obligations to which it is a party or by which it or any of its assets may be bound. To the best of their knowledge, there is no proceeding, investigation or inquiry pending or threatened against NATCRI, its business or any of its assets, nor is there any basis for any such proceeding, investigation or inquiry. Neither NATCRI nor, to the best of their knowledge, its business or any of its assets is subject to any judgment, order, writ or injunction of any court, arbitrator or governmental agents or instrumentality.

          2.6 Authorized Capital Stock. The authorized capital stock of NATCRI consists of 7,500 shares of common stock, of which 1,000 shares are issued and outstanding, all of which are owned by the NATCRI Shareholders. All the outstanding shares of NATCRI Stock have been validly issued and are fully paid and non assessable. There are no outstanding options, warrants, rights or other commitments obligating NATCRI to issue any of its capital stock.

          2.7 Title to NATCRI Stock. Each NATCRI Shareholder owns the NATCRI Stock to be transferred to WWATT at the Closing, free and clear of all liens, claims and encumbrances, and at the Closing, WWATT will acquire good and valid title to such NATCRI Stock, free and clear of all liens, claims and encumbrances.

          2.8 Investment Representations. Each NATCRI Shareholder represents and warrants that he or she has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the WWATT Common Stock in exchange for the NATCRI Stock owned by such NATCRI Shareholder, and has been given the opportunity to examine all documents and ask questions of, and receive answers from representatives of WWATT concerning the terms and conditions of such exchange and the financial condition, business and prospects of WWATT, and to obtain such additional information as he or she deemed necessary in connection with the transaction contemplated by this agreement. The WWATT common stock to be acquired by such NATCRI Shareholder pursuant to this agreement is being acquired by such NATCRI Shareholder pursuant to this agreement is being acquired for such person's own account for investment and not with a view to the public distribution thereof, and such NATCRI Shareholder will not effect any transfer of such WWATT Common Stock except pursuant to an effective registration statement under the Securities Act of 1933 or exemptions from registration thereunder and in compliance with all applicable state securities laws. Each NATCRI Shareholder understands that the WWATT Common Stock to be received by such person at the Closing will bear appropriate restrictive legends referred to the foregoing transfer restrictions.

          2.9 Reliance on Own Tax Advisors. The NATCRI Shareholders are relying on their own tax advisors in connection with determining the tax consequences to them of the transactions contemplated by this Agreement and are not relying on WWATT or WWATT's attorneys, accountants or advisors for any such advice.

          2.10 Brokers and Finders. Neither WWATT nor any of its shareholders, officers, directors or agents is liable for any brokers' or finders' fees or expenses in connection with this Agreement or the transactions contemplated hereby.

          2.11 No Misrepresentations. Neither this Agreement nor any document executed or to be executed by any NATCRI Shareholder in connection with the transactions contemplated hereby contains or will contain when executed any untrue statement of a material fact or omits or will omit when executed to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

                          ARTICLE 3

           REPRESENTATIONS AND WARRANTIES OF WWATT

          WWATT represents and warrants as follows:

          3.1 Organization. WWATT is duly incorporated, validly existing and in good standing under the laws of the State of its incorporation, is qualified to do business as a foreign corporation in each other jurisdiction in which the failure to be so qualified would have a material adverse effect on the transactions contemplated by this Agreement or on the business, financial condition or results of operations of WWATT, and has full corporate power and authority to conduct its business as presently conducted and to enter into and perform this Agreement.

          3.2 Authorization. WWATT has full power, capacity and authority to execute, deliver and perform this Agreement. This Agreement has been duly executed and delivered by WWATT and (assuming the due execution and delivery by the other parties hereto) constitutes the legal, valid and binding agreement of WWATT enforceable against WWATT in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights and remedies generally and by general principles of equity. WWATT shall, at the Closing, provide a fully executed resolution of the WWATT Board of Directors indicating that there are no existing conditions that preclude the transaction as defined in Section
     1.1 and authorizing such exchange as documented by a Plan or Reorganization that references those actions to accomplish the tax free result intended by the parties in this transaction which will be incorporated within this WWATT Board of Directors resolution.

          3.3 No Consents, Conflicts. No consent, approval or other action by any governmental authority or third party is required in connection with the execution, delivery and performance of this Agreement by WWATT and neither the execution, delivery or performance of this Agreement by WWATT will (i) violate, conflict with or result in a breach of any provision of, or constitute a default or an event which with notice or lapse of time or both, would constitute a default under WWATT's articles of incorporated or bylaws or any agreement or obligation to which WWATT is a party or by which it may be bound or effected where such violation, conflict, breach or default would have a material adverse effect on the transactions contemplated by this Agreement, or (ii) violate any order, writ, injunctions, decree, statue, rule or regulation applicable to WWATT where such violation would have a material adverse effect on the transactions contemplated by this Agreement.

          3.4 Business of WWATT. WWATT has had no business operations to date except as set forth on Exhibit 3.4. WWATT will deliver at the closing to each NATCRI Shareholder a statement of financial condition as of May 31, 1996, which has been prepared in accordance with the books and records of WWATT, and presents fairly in all material respects the financial position of WWATT as of the date thereof. There has been no material adverse change in the business, financial condition, results of operations or prospects of WWATT since the date of WWATT's balance sheet referred to above. Except as disclosed in such balance sheet and as otherwise herein specifically noted, WWATT does not have any liabilities, commitments or obligations (whether accrued, absolute, contingent or otherwise), other than obligations incurred since the date of the Financial Statements in the ordinary course of business and consistent with past practice and none of which has or will have a material adverse effect, on the business, financial conditions, results of operations or prospects of WWATT.

          3.5 Compliance, No Litigation. WWATT is in material compliance with all applicable federal, state, local and foreign laws, ordinances, orders, rules and regulations and with all agreements, commitments or obligations to which it is a party or by which it or any of its assets may be bound. There is no proceeding, investigation or inquiry pending or threatened against WWATT, its business or any of its assets, nor is there any basis for any such proceeding, investigation or inquiry. Neither WWATT nor its business or any of its assets is subject to any judgment, order, writ or injunction of any court, arbitrator or governmental agency or instrumentality.

          3.6 Authorized Capital Stock. The authorized capital stock of the Company is 20,000,000 shares, consisting of 5,000,000 shares of convertible preferred Stock, $.001 par value per share, none of which are issued or outstanding and 15,000,000 shares of Common Stock, $.001 par value per share, of which 1,320,000 shares have been validly issued and are outstanding, and 1,300,000 shares are planned on being offered for sale.

          3.7 Title to WWATT Stock. The WWATT Common Stock to be issued to each NATCRI Shareholder will be duly and validly issued, fully paid and non assessable, and each NATCRI Shareholder will acquire title to the WWATT Common Stock to be issued to such person hereunder free and clear of all liens, claims and encumbrances.

          3.8 Investment Representations. WWATT represents and warrants that it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the NATCRI Stock in exchange for the WWATT Common Stock, and has been given the opportunity to examine all documents and ask questions of and receive answers from representatives of NATCRI concerning the terms and conditions of such exchange and the financial condition, business and prospects of NATCRI, and to obtain such additional information as it deems necessary in connection with the transactions contemplated by this Agreement the NATCRI Stock to be acquired by WWATT pursuant to this Agreement is being acquired for WWATT's own account for investment and not with a view to the public distribution thereof, and WWATT will not effect any transfer of such NATCRI Stock except pursuant to an effective registration statement under the Securities Act of 1933 or exemptions from registration thereunder and in compliance with all applicable state securities laws. WWATT understands that the NATCRI Common Stock to be received by WWATT at the Closing will bear appropriate restrictive legends referred to the foregoing transfer restrictions. WWATT agrees to comply with Blue Sky Laws in the States of Florida and Wisconsin.

          3.9 Reliance on Own Tax Advisers. WWATT is relying on their own tax advisors in connection with determining the tax consequences to them of the transactions contemplated by this Agreement and are not relying on NATCRI or NATCRI's attorneys, accountants or advisors for any such advice.

          3.10 Brokers and Finders. Neither NATCRI nor any of its shareholders, officers, director or agents is liable for any brokers' or finders' fees or expenses in connection with this Agreement or the transactions contemplated hereby.

          3.11 No Misrepresentations. Neither this Agreement nor any document executed or to be executed by WWATT in connection with the transactions contemplated hereby contains or will contain when executed any untrue statement of a material fact or omits or will omit when executed to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                          ARTICLE 4

                   ACTIONS PRIOR TO CLOSING

          4.1 Ordinary Course. From the date hereof until the Closing, each NATCRI Shareholder agrees to use reasonable best efforts to cause NATCRI to conduct its business only in the ordinary course, consistent with past practice.

          4.2 Best Efforts. Each party agrees to use reasonable best efforts to cause the fulfillment at the earliest practicable date of all the conditions to the Closing.

          4.3 Access. During the period prior to Closing, WWATT shall give each NATCRI Shareholder, and the NATCRI Shareholder shall cause NATCRI to give WWATT, and their respective representatives reasonable access during normal business hours to all of its books and records, and to cause to be furnished to each other and their representatives all information with respect to their respective businesses and affairs as the other may reasonably request.

          4.4 Plan of Reorganization. NATCRI and WWATT will effect a plan of Reorganization that documents the actions it is taking to accomplish transactions in accordance with tax free intent of the parties, including the NATCRI Shareholders, NATCRI, NATCRI and WWATT, as defined in Section 1.1 above.

                          ARTICLE 5

                    CONDITIONS TO CLOSING

          5.1 NATCRI Shareholders' Obligations to Close. Each and every obligation of each NATCRI Shareholder to be performed on the Closing Date shall be subject to the satisfaction or waiver of each of the following conditions:

               5.1.1 Representations, Warranties and Covenants. The representations and warranties of WWATT set forth in this Agreement shall be true and correct in all material respects when made and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, and WWATT shall have performed all obligations required to be performed by it under this Agreement on or before the Closing Date.

               5.1.2 Tax Consequences. The NATCRI Shareholders shall have determined, in consultation with their own tax advisors, that the transactions to be consummated at the Closing will not result in taxable income to them (the parties agree to use reasonable best efforts to restructure the transactions contemplated hereby in the event that the NATCRI Shareholders are unable to make such a determination, so that the foregoing condition can be satisfied).

          5.2 WWATT's Obligations to Close. Each and every obligation of WWATT to be performed on the Closing Date shall be subject to the satisfaction or waiver of each of the following conditions:

               5.2.1 Representations, Warranties and Covenants. The representations and warranties of each NATCRI Shareholder set forth in this Agreement shall be true and correct in all material respects when made and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, and each NATCRI Shareholder shall have performed all obligations required to be performed by such person under this Agreement on or before the Closing Date.

               5.2.2 Tax Consequences. WWATT shall have determined, in consultation with their own tax advisors, that the transactions to be consummated at the Closing will not result in taxable income to them (the parties agree to use reasonable best efforts to restructure the transactions contemplated hereby in the event that WWATT is unable to make such a determination, so that the foregoing condition can be satisfied).

                          ARTICLE 6

                         TERMINATION

          6.1 Termination by Either Party. This Agreement may be terminated, without liability, By WWATT or by the NATCRI Shareholders if the terminating party is not itself in default hereunder by written notice of such election to the other if the closing has not occurred by November 1, 1996. If for any reason, other than a failure by WWATT to perform according to this Agreement or a failure of any condition to closing set forth in
     Section 5.1 hereof or the failure to close by November 1, 1996, NATCRI chooses to withdraw from the merger, NATCRI and/or the NATCRI Shareholders, jointly and severally, shall pay to WWATT, as liquidated damages in lieu of any and all claims, damages, costs and expenses incurred by WWATT, and not as a penalty, the sum of $25,000 to be paid within thirty (30) days after written notice of said election to withdraw. If for any reason, other than a failure by NATCRI or the NATCRI Shareholders to perform according to this Agreement or a failure of any condition to closing set forth in Section 5.2 hereof or the failure to close by November 1, 1996, WWATT chooses to withdraw from the merger, WWATT shall pay to NATCRI, as liquidated damages, in lieu of any and all claims, damages, costs and expenses incurred by NATCRI or the NATCRI Shareholders, and not as a penalty, the sum of $25,000 to be paid within thirty (30) days after written notice of said election to withdraw.

          6.2 Breach. In the event of any breach by one or more NATCRI Shareholders and NATCRI hereunder, including a breach of representations and warranties, prior to the Closing, WWATT shall have the option to (i) terminate this Agreement, (ii) close the transactions contemplated hereby notwithstanding such breach, or
     (iii) seek specific performance of this Agreement. In the event of a breach by WWATT hereunder, including a breach of representations and warranties, prior to the Closing, the NATCRI Shareholders shall have the options to (I) terminate this Agreement, (ii) close the transactions contemplated hereby notwithstanding such breach, or (iii) seek specific performance of this Agreement. Nothing contained in this section is intended to preclude or limit the right of any party to seek a remedy in damages in lieu of or in addition to any other remedy set forth herein.

                          ARTICLE 7

                    POST-CLOSING COVENANTS

          7.1 Post-Closing Covenants of WWATT. WWATT covenants from and after the Closing as follows:

               7.1.1 Registration of Shares. WWATT shall use reasonable best efforts to cause the registration under the Securities Act of 1933 of the WWATT Common Stock issued to the NATCRI Shareholders at the Closing no later than twelve (12) months after WWATT's Common Stock has been registered under
     Section 12 of the Securities Exchange Act of 1934. WWATT agrees to use reasonable best efforts to accomplish such 1934 Act registration within twelve (12) months after the Closing.

          7.2 Operation of NATCRI's Business Following the Closing. The parties agree as follows with respect to the operation of NATCRI's business following the Closing:

               7.2.1 Location. NATCRI shall continue to conduct its business at its present facility in Elgin, Illinois until such time as NATCRI's Board and WWATT's Board of Directors mutually agree that a change would be beneficial to the business of WWATT and its subsidiaries taken as a whole.

          7.3  Budgets and Business Plans.  Senior management of
     NATCRI shall prepare an annual operating budget and capital budget for review by WWATT's Board of Directors at least ninety
     (90) days prior to the beginning of each fiscal year which shall exclude the first fiscal year or such period of shorter than one year that includes the closing date. Such budgets shall be reviewed and may be revised quarterly. Implementation of all such budgets and revisions thereto must be approved both by NATCRI's senior management and WWATT's Board of Directors. Additionally, NATCRI's senior management shall prepare a five-year business plan for review and approval by WWATT's Board of Directors, in conjunction with the preparation and review and approval of NATCRI's annual operating and capital budgets. The five-year business plan shall be reviewed and may be revised annually, with the approval of WWATT's Board of Directors.




                          ARTICLE 8

                            OTHER

          8.1 Survival. The representations and warranties set forth in Articles 2 and 3 shall survive the Closing for a period of six
     (6) months. NATCRI and each NATCRI Shareholder agrees to defend, indemnify and hold harmless WWATT and WWATT agrees to defend, indemnify and hold harmless each NATCRI Shareholder for any damages, losses, liabilities or claims incurred by the other as a result of the breach by the other of such representations and warranties made by it herein.

          8.2 Miscellaneous. This Agreement may be amended only in writing signed by the party against whom enforcement is sought. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties. This Agreement shall be governed and construed in accordance with the laws of the State of Florida, without regard to principles of conflicts of law. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original. The headings contained in this Agreement are only for convenience and shall not affect the meaning or interpretation of this Agreement. The invalidity or unenforceability of any provision of this Agreement shall not affect any other provisions of this Agreement, which shall remain in full force and effect. Each party agrees that the others would be irreparably harmed in the even of any breach of this Agreement. Accordingly, the parties agree that each shall be entitled to specific performance of this Agreement to injunctive relief to prevent any breach of this Agreement. In the event of any litigation arising out of or relating to this Agreement, the prevailing party shall be entitled to reasonable attorney's and expenses from the losing party.


     Worldwide Applied
     Telecom Technology,
     Inc.

     North American Telecom
     Cable Representatives,
     Inc.









     Ronald L. Weindruch,
     President

     Ronald L. Weindruch,
     Shareholder











     Jerome Rhattigan,
     Shareholder












     (Corporate Seal)

     (Corporate Seal)


                                             Exhibit 1.1



          Exchange of NATCRI Shares for WWATT Shares



                     NATCRI  Shareholder


                        NATCRI  Shares
                         WWATT Shares


                    Ronald L. Weindruch


                             500
                           245,000


                       Jerome Rhattigan


                             500
                           245,000


                              Totals
                            1,000
                           490,000